Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Mesa Air Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, no par value	457(c)	4,042,061	$3.545(2)	$14,329,106.245	$0.0001102	$1,579.07

	Total Offering Amounts							$1,579.07

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Total Fee Due							$1,579.07

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based on the average of the high and low reported trading prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on March 7, 2023.